UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2007
COMMERCE ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 23, 2007, the Board of Directors (the “Board”) of Commerce Energy Group, Inc. (the “Company”) terminated Lawrence Clayton, Jr.’s employment and position as the Company’s Senior Vice President, Chief Financial Officer and Secretary of the Company, effective July 25, 2007. None of the reasons for the termination involved the integrity of the financial statements or the financial systems of the Company.
(c) On July 25, 2007, the Board appointed J. Robert Hipps as the Interim Chief Financial Officer of the Company and designated him as the principal financial officer for purposes of all filings with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, effective July 30, 2007. Mr. Hipps also will serve as Interim Chief Financial Officer and as a director of the Company’s wholly-owned subsidiaries, Commerce Energy, Inc. and Skipping Stone Inc.
Mr. Hipps, 67, is currently serving as a partner and member of the board of managers of Tatum, LLC (“Tatum”), an executive services and consulting firm. He has been a partner with Tatum since April 1998 and a member of its board of managers since January 1, 2003. Mr. Hipps intends to remain a partner and member of the board of managers of Tatum while he serves as Interim Chief Financial Officer of the Company. Mr. Hipps’ prior experience while at Tatum includes serving from October 2001 until February 2004 as the Chief Financial Officer of Southstar Energy, the parent company of Georgia Natural Gas, a natural gas marketer, serving for a three month period as Interim Chief Financial Officer for the Municipal Electric Authority of Georgia and consulting with Oglethorpe Power Corporation, an electrical co-operative. Neither Tatum nor any other corporation or organization with which Mr. Hipps has been affiliated during the past five years has been a parent, subsidiary or other affiliate of the Company.
Earlier, Mr. Hipps was Senior Vice President of Finance and Chief Financial Officer of National Services Industries Inc., a diversified New York Stock Exchange (“NYSE”) listed company based in Atlanta, from 1990 to 1996, whose principal operating units included Lithonia Lighting (lighting fixtures), National Linen Service (textile rental), and Zep Manufacturing Company and Selig Chemical Industries (specialty chemicals). Mr. Hipps also served from 1978 to 1990 as Vice President and Controller, and Vice President and Treasurer of General Signal Corporation (“General Signal”), a Fortune 300 company with forty-four autonomous operating units, which produced electronic and electrical control systems serving a wide variety of industrial markets. Prior to that, from 1973 to 1978, Mr. Hipps was Vice President and Treasurer of Neptune International Corporation, a NYSE company involved in fluid measurement and water pollution control equipment.
Mr. Hipps was not selected pursuant to any arrangement or understanding between Mr. Hipps and any other person. There are no family relationships between Mr. Hipps and the directors or executive officers of the Company.
Mr. Hipps’ career began with Price Waterhouse & Co. in the firm’s New York office. Mr. Hipps earned a BA from Yale University and an MBA from Stanford University. He received his CPA certification in New York State.
On July 27, 2007, the Company entered into an Interim Executive Services Agreement with Tatum dated July 25, 2007 (the “Interim Services Agreement”) to engage Mr. Hipps as Interim Chief Financial Officer. The Interim Services Agreement sets forth the conditions under which services will be provided. Under the terms of such agreement, Mr. Hipps will become an employee of the Company, subject to the supervision and direction of the chief executive officer and the Board. Tatum will have no control or supervision over Mr. Hipps as long as he is performing services under the Interim Services Agreement.
The Company will pay $37,500 per month under the Interim Services Agreement, 80% of which will be paid directly to Mr. Hipps as a salary through the Company’s payroll system and 20% of which will be paid to Tatum. The term of the Interim Services Agreement will be for a minimum period of three months unless the agreement is terminated sooner pursuant to its terms. The Interim Services Agreement provides an option for the Company to hire Mr. Hipps on a permanent basis upon entering into another form of agreement with Tatum, which is required to provide for the payment of additional placement fees to Tatum. In connection with entering into the Interim Services Agreement, the Company entered into its standard form of Indemnification Agreement with Mr. Hipps.

The foregoing description of the Interim Services Agreement is only a summary, is not complete and is qualified in its entirety by reference to the actual Interim Services Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. A copy of the Indemnification Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
On July 27, 2007, the Company issued a press release announcing the termination of Mr. Clayton and the appointment of Mr. Hipps as the Interim Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Interim Executive Services Agreement re: Robert Hipps dated July 25, 2007

99.2	Indemnification Agreement dated July 25, 2007

99.3	Press Release dated July 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: July 27, 2007	By:	/s/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Interim Executive Services Agreement re: Robert Hipps dated July 25, 2007

99.2	Indemnification Agreement dated July 25, 2007

99.3	Press Release dated July 27, 2007